Exhibit 99

Joint Filer Information:

Name:
MILLENNIUM HOLDING GROUP, L.P.

Address:
666 5th Avenue, 8th Floor
New York, New York 10103

Designated Filer:
Riverview Group, LLC

Issuer:
TeleCommunication Systems, Inc.

Date of Event Requiring Statement:
June 6, 2005

Signature:
MILLENNIUM HOLDING GROUP, L.P.

By:
Millennium Management, L.L.C.
its general partner


By:	/s/ Terry Feeney

Name:  Terry Feeney
Title: Chief Operating Officer


Page 1 of 3 Pages



Joint Filer Information:

Name:
MILLENNIUM MANAGEMENT, L.L.C.

Address:
666 5th Avenue, 8th Floor
New York, New York 10103

Designated Filer:
Riverview Group, LLC

Issuer:
TeleCommunication Systems, Inc.

Date of Event Requiring Statement:
June 6, 2005

Signature:
MILLENNIUM MANAGEMENT, L.L.C.


By:	/s/ Terry Feeney

Name:  Terry Feeney
Title: Chief Operating Officer





Page 2 of 3 Pages



Joint Filer Information:

Name:
Israel A. Englander

Address:
c/o Millennium Management, L.L.C.
666 5th Avenue, 8th Floor
New York, New York 10103

Designated Filer:
Riverview Group, LLC

Issuer:
TeleCommunication Systems, Inc.

Date of Event Requiring Statement:
June 6, 2005

Signature:

/s/ Israel A. Englander by
David Nolan pursuant to
Power of Attorney filed
with SEC on June 6, 2005

Israel A. Englander





Page 3 of 3 Pages